Exhibit 99.1

Ebix Increases Credit Facility to $400 Million with the Ability to Upsize to $500 Million Via an Accordian Option

ATLANTA, GA - June 20, 2016 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, today announced the expansion of its existing credit facility from $240 million to $400 million, to fund its growth and share repurchase initiatives.

The $160 million increase in the bank line was the result of many members of the existing bank group expanding their share of the credit facility and the addition of PNC Bank, BMO Harris Bank, KeyBank, HSBC Bank, Cadence Bank and Trustmark National Bank to the Banking Syndicate, which further diversifies Ebix’s lending group under the credit facility to eleven participants.

The syndicated bank group now comprises eleven leading financial institutions that include Regions Bank, PNC Bank, TD Bank N.A., BMO Harris Bank, KeyBank, MUFG Union Bank N.A., Fifth Third Bank, HSBC Bank, Silicon Valley Bank, Cadence Bank and Trustmark National Bank. Regions Bank continued to lead the banking group while serving as the administrative and collateral agent. PNC Bank and TD Securities (USA) were added as syndication agents, KeyBank as documentation agent, while Regions Capital Markets, PNC Capital Markets and TD Securities (USA) acted as joint lead arrangers and joint bookrunners.

The new credit facility has the following key components -

•	A 5-year term loan for $125 million

•	A 5-year revolving credit facility for $275 million

The new credit facility also allows for up to $100 million of incremental facilities. As of closing, the facility interest rates will be based on a leveraged-based pricing grid, which based on Ebix's estimates, is expected to be 2.25% as of closing.

The Company also announced that it now has access to total funds of approximately $250 million to fund any of its working capital or any other growth and share repurchase initiatives. This includes the worldwide cash balances in the bank of approximately $70 million in addition to available credit line of approximately $180 million.

Robin Raina, President and CEO, Ebix Inc. said, "We are excited to have the support of eleven leading financial institutions towards funding our future growth initiatives. We thank our existing five banks that have continued to repose faith in our fundamentals, as also welcome six new banks to the expanded banking syndicate. The support of the banks has been overwhelming with the credit line commitments being oversubscribed strongly. We feel that our expanded banking syndicate comprises a world class banking group that has the capacity and intent to keep pace with our projected growth trajectory.”

Exhibit 99.1

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $126 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,600 banking offices and 2,000 ATMs. Additional information about Regions and its full line of products and services can be found at www.regions.com.

About Ebix, Inc.
A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Brazil, Singapore, Australia, the US, UK, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes

Exhibit 99.1

in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:
Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com